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      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
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Date Received                                        (FOR BUREAU USE ONLY)

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-----------------------------
-------------------------------------------------
Name
         T. Knox Bell, Esq.
-------------------------------------------------
Address
         Gray Cary Ware & Freidenrich
         4365 Executive Drive, Suite 1600
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City                  State           Zip Code

         San Diego     CA              92121       EFFECTIVE DATE
------------------------------------------------- -----------------------------
Document will be returned to the name and address you enter above


                      RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read information and instructions on the last page)


     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

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1. The present name of the corporation is:
                    Aastrom Biosciences, Inc.
2. The identification number assigned by the Bureau is:   529-456
                                                          -------
3. All former names of the corporation are:
                    Ann Arbor Stromal, Inc.

4. The date of filing the original Articles of Incorporation was: March 24, 1989
                                                                 ---------------
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     The following Restated Articles of Incorporation supersede the Articles of
     Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

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   The name of the corporation is:
                                     Aastrom Biosciences, Inc.

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ARTICLE II

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   The purpose or purposes for which the corporation is formed are:
                     To engage in any activity within the purpose for which corporations may be organized under the Michigan Business Corporation Act.


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

ARTICLE III
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The total authorized shares:

   Common shares 20,300,000                 Preferred shares  10,990,980
                --------------------------                  --------------------

   A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follow:

               See Rider attached hereto and made a part hereof.


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ARTICLE IV

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1. The address of the current registered office is:

   36th Floor, 100 Renaissance Center, Detroit,   Michigan          48243
   ----------------------------------------------          ---------------------
   (Street Address)                                               (Zip Code)

2. The mailing address of the current registered office, if different than above:
                                                  Michigan
   ----------------------------------------------,         ---------------------
   (Street Address or P.O. Box)       (City)                     (Zip Code)

3. The name of the current resident agent is:  Michael B. Staebler
                                             -----------------------------------

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ARTICLE V (Optional. Delete if not applicable)

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When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
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ARTICLE VI (Optional. Delete if not applicable)

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Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.
--------------------------------------------------------------------------------

Article VII. (Additional provisions, if any, may be inserted here; attach additional pages if needed.)

               See Rider attached hereto and made a part hereof.

5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

     a. [ ] These Restated Articles of Incorporation were duly adopted on the ____________ day of

            ____________, 19 __________ in accordance with the provisions of
            Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

               Signed this ________ day of ___________________, 19 ___________.

        ______________________________________  ______________________________

        ______________________________________  ______________________________
        (Signatures of Incorporators: Type or Print Name Under Each Signature)

     b. [X] These Restated Articles of Incorporation were duly adopted on the 31st day of October, 1996 in accordance with the provisions of
            Section 642 of the Act and: (check one of the following)

            [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

            [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute we voted in favor of these Restated Articles.

            [X] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

            [ ] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.

               Signed this 31st day of October, 1996.

               By /s/ R. Douglas Armstrong
                  ----------------------------------------------------------
                  (Only Signature of President, Vice-President, Chairperson,
                                       or Vice-Chairperson)

                R. Douglas Armstrong, Ph.D.            President
               ---------------------------------------------------------------
                   (Type or Print Name)           (Type or Print Title)

Name of person or organization         Preparer's name and business
remitting fees:                        telephone number:

----------------------------------     ----------------------------------

                                       (    )
----------------------------------     ----------------------------------

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                         INFORMATION AND INSTRUCTIONS

 1. The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

 2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation and Securities Bureau. The original will be returned to the address appearing in the box on the front as evidence of filing.

    Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

 3. This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

 4. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

 5. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

 6. The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

 7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

 8. If the restated articles are adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by a majority of the incorporators. Other restated articles must be signed by the president, vice-president, chairperson or vice-chairperson.

 9. FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

    NONREFUNDABLE FEE.................................................... $10.00
    TOTAL MINUMUM FEE.................................................... $10.00
    ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES ARE:
      each additional 20,000 authorized shares or portion thereof. $30.00 maximum fee for first 10,000,000 authorized shares....... $5,000.00 each additional 20,000 authorized shares or portion
        thereof in excess of 10,000,000 shares.................... $30.00 maximum fee per filing for authorized shares in excess of
        10,000,000 shares.................................... $200,000.00

10. Mail form and fee to:                  The office is located at:

      Michigan Department of Commerce          6546 Mercantile Way
      Corporation and Securities Bureau        Lansing, MI 48910
      Corporation Division                     Telephone: (517) 334-6302
      P.O. Box 30054
      Lansing, MI 48909-7554

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

                              RIDER TO ARTICLE III
                              --------------------


PART A:  COMMON STOCK

     Section 1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the shareholders of the corporation, subject in all cases to Section 4 of Part B of this Article III.

     Section 2. Liquidation Rights. The rights of the holders of Common Stock upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation shall be as set forth in Section 3 of Part B of this
Article III. However, all distributions made or funds paid to the holders of Common Stock upon the occurrence of such an event shall be made on the basis of the number of shares of Common Stock held by each of them.

     Section 3. Dividends. Dividends may be paid on the Common Stock as and when declared by the Board of Directors, subject in all cases to Section 2 of Part B of this Article III.

PART B:  PREFERRED STOCK

     Section 1. Designation. The Preferred Stock shall consist of six series to be designated and known as "Series A Preferred Stock" (or "Series A"), "Series B Preferred Stock" (or "Series B"), "Series C Preferred Stock" (or "Series C"), "Series D Preferred Stock" (or "Series D"), "Series E Preferred Stock" (or "Series E") and "Series F Preferred Stock" (or "Series F"). All series of Preferred Stock shall be identical with each other in all respects except as otherwise provided herein. As used herein, the term "Preferred Stock" without designation shall refer to shares of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock, or to shares of any series. The number of shares constituting each such series of Preferred Stock shall be as set forth below:
          .     Series A Preferred Stock:   2,500,000 shares.

          .     Series B Preferred Stock:   3,030,000 shares.

          .     Series C Preferred Stock:   10,000 shares.

          .     Series D Preferred Stock:   3,000,000 shares.

          .     Series E Preferred Stock:   1,617,647 shares.

          .     Series F Preferred Stock:   833,333 shares.

     Section 2. Dividends. Dividends are payable when and as declared by the Board of Directors subject to the restrictions imposed by the Michigan Business Corporation Act. Dividends on the Preferred Stock shall not be cumulative and no right to such dividends shall accrue to holders of Preferred Stock unless declared by the Board of Directors. Holders of outstanding shares of certain series of Preferred Stock shall be entitled to receive dividends in preference to any dividend (whether in cash, securities of the Corporation or other property) on certain other shares of capital stock of the Corporation, as set forth below in terms of four "Levels," to be designated and known as "Level 1," "Level 2," "Level 3" and "Level 4." No dividends or other distributions shall be made with respect to a particular Level until all dividends on the preceding Levels have been paid on or set apart for payment. For example, dividends on Level 3 shall not be paid or set apart for payment until full dividends on Level 1 and Level 2 have been paid or set apart for payment. Dividends, if paid, must be paid on, or, if declared and set apart for payment on, must be declared and set apart for payment on, all outstanding shares of capital stock on a particular Level contemporaneously, and if less than full dividends are paid on or if declared and set apart for payment on a particular Level, then the same percentage of the respective dividend rate on all shares on such Level shall be paid or declared and set apart for payment.

          .      Level 1:    $0.48 per share of Series F Preferred Stock; and
                             $0.34 per share of Series E Preferred Stock

          .      Level 2:    $0.32 per share of Series D Preferred Stock;
                             $80.00 per share of Series C Preferred Stock; and
                             $0.16 per share of Series B Preferred Stock.

          .      Level 3:    $0.08 per share of Series A Preferred Stock.

          .      Level 4:    If a dividend is declared with respect to the
                             Common Stock, then a contemporaneous dividend must be declared with respect to the Series E and Series
                             F Preferred Stock in an amount equal to that which would be received if the Series E and Series F
                             Preferred Stock had been converted to Common Stock on the declaration date of such dividend.

     Section 3.  Liquidation Preference.

     3.1 Preferential Amounts. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, any distribution of the assets or surplus funds of the Corporation to holders of shares of capital stock of the Corporation by reason of their ownership thereof must take place as set herein. Holders of shares of certain series of Preferred Stock shall be entitled to receive such distributions prior and in preference to any such distributions on certain other shares of capital stock of the Corporation, as set forth below in terms of four "Tiers," to be designated and known as "Tier 1," "Tier 2," "Tier 3" and "Tier 4." No such distributions shall be made with respect to a particular Tier until all such preferential distributions on the preceding Tiers have been made. For example, such distributions on Tier 3 shall not be made until the full preferential distributions on Tier 1 and Tier 2 have been made. If the assets or surplus funds of the Corporation available for distribution to stockholders are insufficient to permit payment in full of amounts to which the holders of the outstanding shares on a particular Tier are entitled pursuant to this Section 3, then such available assets and funds shall be distributed ratably among the holders of the outstanding shares on such Tier in proportion to the full preferential distribution each such holder is otherwise entitled to receive. The preferential amounts set forth below shall be adjusted for any stock dividends, combinations or splits with respect to such shares.

          .    Tier One:   $6.00 per share of Series F Preferred Stock, plus all
                           accrued or declared but unpaid dividends thereon (the
                           "Series F Preferential Amount"); and
                           $4.25 per share of Series E Preferred Stock, plus all accrued or declared but unpaid dividends thereon (the
                           "Series E Preferential Amount").

          .    Tier Two:   $4.00 per share of Series D Preferred Stock, plus all
                           accrued or declared but unpaid dividends thereon (the
                           "Series D Preferential Amount");
                           $1,000.00 per share of Series C Preferred Stock, plus all accrued or declared but unpaid dividends thereon
                           (the "Series C Preferential Amount"); and
                           $2.00 per share of Series B Preferred Stock, plus all accrued or declared but unpaid dividends thereon (the
                           "Series B Preferential Amount").

          .    Tier Three: $1.00 per share of Series A Preferred Stock, plus all accrued or declared but unpaid dividends thereon (the "Series A Preferential Amount").

     3.2 Participation of Preferred Stock. After the payment or setting apart for payment of the Series A Preferential Amount, the Series B Preferential Amount, the Series C Preferential Amount, the Series D Preferential Amount, the Series E Preferential Amount and the Series F Preferential Amount, the remaining assets or surplus funds of the Corporation available for distribution upon such liquidation, dissolution or winding up shall be divided pro rata among the holders of Common Stock and Preferred Stock, treating the Preferred Stock as if converted to Common Stock on the date of such liquidation, dissolution or winding up.

     3.3 Limits on Participation. In the event of such distribution upon a liquidation, dissolution or winding up of the Corporation, the amount otherwise payable to a holder of Preferred Stock shall not exceed the amount per share set forth opposite the name of the particular series of Preferred Stock, as set forth below and as adjusted for any stock dividends, combinations or splits with respect to such shares.

          .    Series A Preferred Stock:   $5.00 per share.
          .    Series B Preferred Stock:   $6.00 per share.
          .    Series C Preferred Stock:   $2,500.00 per share.
          .    Series D Preferred Stock:   $6.00 per share.

          .      Series E Preferred Stock:   $6.00 per share.
          .      Series F Preferred Stock :  $9.00 per share.

     3.4 Consolidation or Merger. A consolidation or merger of the Corporation with or into another corporation or entity shall be regarded as a liquidation, dissolution or winding up of the Corporation with respect to the Preferred Stock within the meaning of this Section 3 unless such consolidation or merger is not intended to effect a change in the ownership or control of the Corporation or of its assets and is not intended to alter materially the business or assets of the Corporation, including, by way of example and without limiting the generality of the foregoing: (i) a consolidation or merger which merely changes the identity, form or place of organization of the Corporation, or which is between or among the Corporation and any of its direct or indirect subsidiaries, or (ii) following such merger or consolidation, shareholders of the Corporation immediately prior to such event own not less than 51% of the voting power of such corporation immediately after such merger or consolidation on a pro rata basis.

     Section 4.  Voting Rights.

     4.1 General. Except as otherwise required by law, the holder of each share of Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class.

     4.2 Merger or Sale of Assets. Consent of the holders of at least the percentage or ratio of the outstanding shares of the class or series set forth opposite the name of such particular class or series of capital stock of the Corporation, as set forth below, shall be required for any action which results in a consolidation or merger which would be treated as a liquidation, dissolution or winding up of the Corporation under Section 3.4, or the liquidation, sale or assignment of all or substantially all of the assets of the Corporation.

          .      Common Stock and Preferred Stock, with the exception of
                 Series C Preferred Stock:   2/3.
          .      Series A Preferred Stock:   2/3.
          .      Series B Preferred Stock:   2/3.
          .      Series D Preferred Stock:   2/3.
          .      Series E Preferred Stock:   51%.
          .      Series F Preferred Stock:   51%.

     4.3 Changes Affecting a Particular Series. Consent of the holders of at least the percentage or ratio of the outstanding shares of a particular series of Preferred Stock set forth opposite the name of such series, as set forth below, with only the affected series voting and with each such affected series voting as a separate class, shall be required for any action which: (a) alters the rights, preferences, privileges or restrictions of such series; (b) increases or decreases the authorized number of shares of such series; or (c) creates any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with such series.

          .    Series A Preferred Stock:   2/3.
          .    Series B Preferred Stock:   2/3.
          .    Series C Preferred Stock:   Majority.
          .    Series D Preferred Stock:   2/3.
          .    Series E Preferred Stock:   51%.
          .    Series F Preferred Stock:   51%.

     4.4 Other Actions. Consent of the holders of at least the percentage or ratio of the outstanding shares of a particular series of Preferred Stock set forth opposite the name of such series, as set forth below, with each such series voting as a separate class, shall be required for: (a) any purchase or redemption by the Corporation of any shares of Preferred Stock; (b) any repurchase by the Corporation of any shares of Common Stock, other than repurchases from directors, employees and consultants of the Corporation which do not in any consecutive twelve-month period exceed One Hundred Thousand Dollars ($100,000); (c) any declaration or payment by the Corporation of a dividend or distribution on account of the Common Stock prior to the conversion of all shares of Preferred Stock, other than a dividend or distribution payable in shares of Common Stock or otherwise taken into account by the anti-dilution provisions set forth in these Articles of Incorporation for the benefit of the Preferred Stock; (d) the sale by any wholly-owned subsidiary of the Corporation of any shares of its stock to a third person; and (e) any amendment to these Articles of Incorporation.

          .    Series A Preferred Stock:   2/3.
          .    Series B Preferred Stock:   2/3.
          .    Series D Preferred Stock:   2/3.
          .    Series E Preferred Stock:   51%.
          .    Series F Preferred Stock:   51%.

     4.5 Series C Quorum Requirement. At any meeting of the holders of all outstanding shares of Preferred Stock to vote as a class, the presence in person or by proxy of the holders of a majority of the outstanding shares of Series C Preferred Stock shall be required to constitute a quorum; in the absence of a quorum a majority of the holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

     Section 5.  Redemption.  The Preferred Stock is not redeemable.

     Section 6. Conversion of Preferred Stock. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     6.1  Conversion Prices.

          6.1.1 Series A, Series B, Series C, Series D and Series E Preferred Stock.

     Upon any conversion of Series A, Series B, Series C, Series D and Series E Preferred Stock into Common Stock pursuant to this Section 6, each such share of such series of Preferred Stock shall be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by taking the respective preferential amount for such series of Preferred Stock, as set forth below:

          .    Series A Preferred Stock:   $1.00;
          .    Series B Preferred Stock:   $2.00;
          .    Series C Preferred Stock:   $1,000.00;
          .    Series D Preferred Stock:   $4.00;
          .    Series E Preferred Stock:   $4.25;

          and dividing such preferential amount set forth above by the respective conversion price for such series of Preferred Stock, as set forth below:

          .    "Series A Conversion Price":  $1.00;
          .    "Series B Conversion Price":  $2.00;
          .    "Series C Conversion Price":  $4.00;
          .    "Series D Conversion Price":  $4.00;
          .    "Series E Conversion Price":  $4.25.

          The Applicable Conversion Price (as defined below in Section 6.1.3) for each such series shall be subject to adjustment as provided below in Section 6.5.

          6.1.2 Series F Preferred Stock. Upon any conversion of Series F Preferred Stock into Common Stock pursuant to this Section 6, each such share of Series F Preferred Stock shall be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.00 by the Series F Conversion Price, as such Series F Conversion Price is determined pursuant to Section 6.3.4.

          6.1.3 Applicable Conversion Price. The term "Applicable Conversion Price" shall refer to the Series A Conversion Price with respect to the Series A Preferred Stock, the Series B Conversion Price with respect to the Series B Preferred Stock, the Series C Conversion Price with respect to the Series C Preferred Stock, the Series D Conversion Price with respect to the Series D Preferred Stock, the Series E Conversion Price with respect to the Series E Preferred Stock and the Series F Conversion price with respect to the Series F Preferred Stock, subject to adjustment as provided below in Section 6.5.

     6.2  Voluntary Conversion.

          6.2.1 Series A, Series B, Series D and Series E Preferred Stock. Each share of Series A, Series B, Series D, and Series E Preferred Stock shall be convertible into Common Stock, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock.

          6.2.2 Series C Preferred Stock. Each share of Series C Preferred Stock shall be convertible into Common Stock, at the option of the holder thereof, at any time after April 1, 1998, at the office of the Corporation or any transfer agent for such stock.

     6.3  Automatic Conversion.

          6.3.1 Series A, Series B and Series D Preferred Stock. Each share of Series A, Series B and Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Applicable Conversion Price immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act") (other than a registration relating solely to a transaction under Rule 145 under the Securities Act or any successor thereto or to an employee benefit plan of the Corporation) at a public offering price (prior to underwriter commissions and expenses) equal to or exceeding $4.26 per share of Common Stock, as adjusted for any stock dividends, combinations or splits with respect to such shares, and the gross proceeds of which exceed $10,000,000. In addition, each share of Series A, Series B and Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Applicable Conversion Price for such particular series upon the conversion of a majority of the shares of such particular series then outstanding.

          6.3.2 Series C Preferred Stock. Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series C Conversion Price immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under the Securities Act or any successor thereto or to an employee benefit plan of the Corporation).

          6.3.3 Series E Preferred Stock. Each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series E Conversion Price immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under the Securities Act or any successor thereto or to an employee benefit plan of the Corporation) at a public offering price (prior to underwriter commissions and expenses) equal to or exceeding $4.26 per share of Common Stock, as adjusted for any stock dividends, combinations or splits with respect to such shares, and the gross proceeds of which exceed $12,500,000. In addition, each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series E Conversion Price upon the conversion of a majority of the shares of Series E Preferred Stock then outstanding.

          6.3.4 Series F Preferred Stock. Each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series F Conversion Price as follows:

               (a) Initial Public Offering. Each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series F Conversion Price immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under the Securities Act of any successor thereto or to an employee benefit plan of the Corporation). In the event that the conversion of Series F Preferred Stock shall occur pursuant to this Section 6.3.4(a), the Series F Conversion Price shall equal eighty percent (80%) of the price per share of the Common Stock sold in such initial public offering (prior to any underwriter commissions, fees or discounts), and such conversion shall occur following any adjustment to the Series F Conversion Price pursuant to
Section 6.5.

               (b) Qualifying Financing. Each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series F Conversion Price immediately upon the closing of a non-public equity financing (including a transaction with multiple closings for the sale of shares of the same class at the same price per share within any twelve-month period) wherein the aggregate consideration for such issuance received by the Corporation is at least $10,000,000, of which at least $1,000,000 is from new investors, and the Corporation is not subjected to any restrictions imposed by the investors in such equity financing upon the use of such funds. In the event that the conversion of the Series F Preferred Stock into shares of Common Stock shall occur pursuant to this Section 6.3.4(b), the Series F Conversion Price shall equal eighty percent (80%) of the price per share (on an "as converted" into Common Stock basis) paid in said non-public equity financing, and such conversion shall occur following any adjustment to the Series F Conversion Price pursuant to Section 6.5.

               (c) Merger, etc.. Each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series F Conversion Price immediately prior to the closing of a consolidation or merger of the Corporation with or into another corporation which would be treated as a liquidation, dissolution or winding up pursuant to Section 3.4 or the sale or conveyance to another corporation of all or substantially all of the assets of the Corporation, which results in aggregate consideration to the Corporation or its shareholders with a fair market value of at least $85,000,000, as determined in good faith by the Board of Directors of the Corporation. In the event that the conversion of the Series F Preferred Stock into shares of Common Stock shall occur pursuant to this Section 6.3.4(c), the Series F Conversion Price shall equal eighty percent (80%) of the value per share (on an "as converted" into Common Stock basis) realized by the Company's shareholders from the consideration received in said consolidation or merger, which value shall be determined by the mutual agreement between the Company and the Purchaser. If the Company and the Purchaser do not reach mutual agreement as to said value, then said value shall be determined by a nationally recognized investment banking firm which is mutually selected by the Company and the Purchaser, with the fees for obtaining said valuation determination to be borne equally by the Company and the Purchaser. Such conversion shall occur following any adjustment to the Series F Conversion Price pursuant to Section 6.5.

               (d) Operational Plan. Each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series F Conversion Price immediately upon the adoption by resolution of the Corporation's Board of Directors of an operational plan for the Corporation which provides for the Corporation to continue its operations in the ordinary course of business through revenues, working capital or other resources through at least December 31, 1998 without any further infusion of capital from investors through debt or equity investment in the Corporation; provided, however, that any such operational plan, as determined in good faith by the Corporation's Board of Directors, must be consistent with the intent of the then current annual Product Development Plan pursuant to the Distribution Agreement by and between the Corporation and Cobe BCT, Inc., dated October 22, 1993. In the event that the conversion of the Series F Preferred Stock into shares of Common Stock shall occur pursuant to this Section 6.3.4(d), the Series F Conversion Price shall equal eighty percent (80%) of the fair market value of a share of Series F Preferred Stock, as determined by the mutual agreement of the Company and the Purchaser. If the Company and the Purchaser do not reach mutual agreement as to said value, then said value shall be determined by a nationally recognized investment banking firm which is mutually selected by the Company and the Purchaser, with the fees for obtaining said valuation determination to be borne equally by the Company and the Purchaser. Such conversion shall occur following any adjustment to the Series F Conversion Price pursuant to Section 6.5.

               (e)  December 1, 1997.  If not earlier converted pursuant to this
Section 6.3.4, each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series F Conversion Price on December 1, 1997; provided, however, that in the event that prior to December 1, 1997, the Corporation has entered into a letter of intent (whether or not such letter of intent is intended to be binding or non-binding on the Corporation) which contemplates a transaction which would trigger automatic conversion of the Series F Preferred Stock into Common Stock pursuant to paragraph (a), (b) or (c) of this Section 6.3.4 and contemplates the consummation of the closing of such transaction on or before February 1, 1998, then each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock at then effective Series F Conversion Price on February 2, 1998. In the event that the conversion of the Series F Preferred Stock into shares of Common Stock shall occur pursuant to this Section 6.3.4(e), the Series F Conversion Price shall be $4.65, as adjusted pursuant to Section 6.5.

     6.4 Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Applicable Conversion Price for the series. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 6.2, such holder shall surrender the certificate or certificates therefor at the principal office of the Corporation or of any transfer agent for such stock and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to their respective nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder or nominee shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     6.5  Adjustments to Conversion Prices.

          6.5.1 Special Definitions. For purposes of this Section 6.5, the following definitions shall apply:

               (a) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

               (b) "Original Issue Date" shall mean the date on which a share of a particular series of Preferred Stock was first issued.

               (c) "Convertible Securities" shall mean any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

               (d) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 6(D)(3) deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                    (i)   upon conversion of shares of Preferred Stock;

                    (ii) to the University of Michigan, Stephen G. Emerson, Bernhard O. Palsson, Michael F. Clarke, or to the officers, employees, consultants or directors of the Corporation pursuant to any stock purchase plan or arrangement, stock option plan, or other stock incentive plan or agreement approved by the Corporation's Board of Directors; or

                    (iii) by way of dividend or other distribution on shares excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (i) or (ii), or this clause (iii).

          6.5.2 No Adjustment of Applicable Conversion Price. No adjustment in the Applicable Conversion Prices for the series of Preferred Stock shall be made with respect to the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share (determined pursuant to Section 6.5.5 hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Applicable Conversion Price for such series in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

          6.5.3  Deemed Issuances of Additional Shares of Common Stock.

               (a) Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Issue Date of a particular series shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued with respect to the Preferred Stock unless the consideration per share (determined pursuant to Section 6.5.5 hereof) of such Additional Shares of Common Stock would be less than the Applicable Conversion Price of such series in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any case in which Additional shares of Common Stock are deemed to be issued the following provisions shall apply:

               (i) Exercise or Conversion. No further adjustment in the Applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities.

               (ii) Increase or Decrease. If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities.

          (iii) Expiration. Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Applicable Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as follows:

                         (A) Underlying Common Stock. In the case of Convertible
Securities or Options for Common Stock, any such subsequent adjustments shall be recomputed as if the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange.

                         (B) Underlying Convertible Securities. In the case of
Options for Convertible Securities, any such subsequent adjustments shall be recomputed as if only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 6.5.5 upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

                    (iv) Limitation. No readjustment pursuant to clause (ii) or
(iii) above shall have the effect of increasing the Applicable Conversion Price to an amount which exceeds the lower of (A) such Applicable Conversion Price on the original adjustment date, or (B) such Applicable Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date (nor shall any shares issued upon conversion prior to such readjustment be affected by such readjustment).

                    (v) Short-Term Options. In the case of any Options that expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Applicable Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner as provided in clause (iii) above.

                    (vi) Date of Issuance. If such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Applicable Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Applicable Conversion Price shall be adjusted pursuant to this Section 6.5.3 as of the actual date of their issuance.

               (b) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued as follows:

                    (i) Dividend or Distribution. In the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution.

                    (ii) Subdivision. In the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

          If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Applicable Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Applicable Conversion Price shall be adjusted pursuant to this
Section 6.5.3 as of the time of actual payment of such dividend.

          6.5.4 Anti-Dilution Adjustment of Applicable Conversion Price Upon Issuance of Additional Shares of Common Stock.

               (a) Series A, Series B and Series E Preferred Stock. In the event the Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.5.3 but excluding Additional Shares of Common Stock issued pursuant to Section 6.5.3(b) which event is dealt with in
Section 6.5.6 hereof) without consideration or for a consideration per share less than the Series A Conversion Price, Series B Conversion Price or Series E Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the Applicable Conversion Price for the affected Series A, Series B and Series E Preferred Stock, respectively, shall be reduced, concurrently with such issuance, in order to increase the number of shares of Common Stock into which shares of such series of Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by the following formula:

                            C
                          -----
     CP(1) = CP(O) x CS + CP(O)
                     ----------
                      CS + AS

     where:

     CP(O) = the Applicable Conversion Price for Series A, Series B or Series E Preferred Stock in effect on the date of and immediately prior to such issuance;

     CP(1) = the Applicable Conversion Price for Series A, Series B or Series E Preferred Stock as so adjusted;

     CS = the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock issuable upon conversion or exercise of any Convertible Securities or Options);

     C = the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued; and

     AS = the number of such Additional Shares of Common Stock so issued.

Notwithstanding the foregoing, the Applicable Conversion Price for Series A, Series B or Series E Preferred Stock shall not be so reduced if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and applied toward any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

               (b) Series D Preferred Stock.

                    (i) Ratchet Adjustment. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.5.3, but excluding Series D Preferred Stock and Additional Shares of Common Stock issued pursuant to Section 6.5.3(b) (which event is dealt with in Section 6.5.6 hereof)), either without consideration or for a consideration per share less than the Series D Conversion Price in effect on the date of and immediately prior to such issuance, wherein the aggregate consideration for such issuance received by the Corporation is at least $2,000,000, the following will be applicable:

                         (A) Single Transaction. In a private financing
transaction (including a transaction with multiple closings for the sale of shares of the same class at the same price per share within any twelve-month period), the Series D Conversion Price shall be reduced concurrently with such issuance to a price equal to the consideration per share (as determined pursuant to Section 6.5.5 hereof) received by the Corporation for such Additional Shares of Common Stock; provided, however, that in no event shall the Series D Conversion Price be reduced to less than $3.00.

                         (B) Multiple Transactions. In multiple transactions at
different per share prices during any twelve-month period, the Series D Conversion Price shall be reduced to an amount equal to the weighted average consideration received by the Corporation for such Additional Shares of Common Stock during such twelve-month period (but in no event shall the Series D Conversion Price be reduced to less than $3.00. Such weighted average consideration shall be determined by dividing the aggregate consideration received by the Corporation for the Additional Shares of Common Stock over such twelve-month period by the aggregate number of Additional Shares of Common Stock issued over the same period.

                    (ii) Formula Adjustment. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.5.3 but excluding Series D Preferred Stock and Additional Shares of Common Stock issued pursuant to Section 6.5.3(b), which event is dealt with in Section 6.5.6 for a per share consideration less than the Series D Conversion Price in effect on the date of and immediately prior to such issuance, in a single transaction or in a series of transactions, and for aggregate consideration less than $2,000,000 during any twelve-month period, then the Series D Conversion Price shall be adjusted for such Additional Shares of Common Stock pursuant to the formula provided in
Section 6.5.4(a) as if the Series D Preferred Stock were Series B Preferred Stock (except for the Applicable Conversion Price which shall be the Series D Conversion Price).

                    (iii) Single Adjustment. For purposes of this Section 6.5.4(b) any issuance of Additional Shares of Common Stock shall be included in only one twelve-month period (and in only one adjustment of the Series D Conversion Price), which period shall be the earliest twelve-month period which may be applicable (and which adjustment shall be the adjustment to be made with respect to the earliest applicable twelve-month period). After the first twelve-month period with respect to which an adjustment is made to the Series D Conversion Price, any new twelve-month period shall be deemed to commence on the date of issuance of Additional Shares of Common Stock first occurring more than twelve months following the date of issuance of Additional Shares of Common Stock which caused the most recent prior twelve-month period to begin.

               (c) Series F Preferred Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.5.3, but excluding Series F Preferred Stock and Additional Shares of Common Stock issued pursuant to Section 6.5.3(b), which event is dealt with in Section 6.5.6, either without consideration or for a consideration per share less than the Series F Conversion Price in effect on the date of and immediately prior to such issuance, in a private financing transaction (including a transaction with multiple closings for the sale of shares of the same class at the same price per share within any twelve-month period), wherein the aggregate consideration for such issuance received by the Corporation is at least $1,000,000, then the Series F Conversion Price shall be adjusted for such Additional Shares of Common Stock pursuant to the formula provided in Section 6.5.4(a) as if the Series F Preferred Stock were Series B Preferred Stock (except the Applicable Conversion Price shall be the Series F Conversion Price); provided, however, that the adjustment to the Series F Conversion Price provided for in this Section 6.5.4(c) shall apply only to the Corporation's first such private financing following the Original Issue Date of the Series F Preferred Stock.

          6.5.5  Determination of Consideration.  For purposes of this Section
6.5 the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (a) Cash and Property. Such consideration shall be computed as follows:

                    (i) Cash. Insofar as it consists of cash, such consideration shall be computed at the aggregate amount of cash received by the Corporation;

                    (ii) Property. Insofar as it consists of property other than cash, such consideration shall be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (iii) Combination. In the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, such consideration shall be the proportion of such consideration so received, computed as provided in clauses
(i) and (ii) above, as determined in good faith by the Board of Directors.

               (b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6.5.3(a), relating to Options and Convertible Securities, shall be determined by dividing:

                    (i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by

                    (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          6.5.6  Adjustment for Dividends or Combinations.

               (a) Stock Dividends, Distributions or Subdivisions. In the event the Corporation shall issue Common Stock pursuant to Section 6.5.3(b) in a stock dividend, stock distribution or subdivision, the Applicable Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

               (b) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Applicable Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          6.5.7 Adjustment for Merger or Reorganization. In the event of any consolidation or merger of the Corporation with or into another corporation or the sale or conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series A, Series B, Series C, Series D and Series E Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such series would have been entitled upon such consolidation, merger or conveyance, and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the series, in order that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of that series of Preferred Stock. However, in the case of any merger or consolidation which is treated as a liquidation, dissolution or winding up of the affairs of the Corporation pursuant to Section 3.4, each share of Series A, Series B, Series C, Series D and Series E Preferred Stock shall not be converted into shares of stock or other securities or property of the resulting corporation, but shall be cancelled and surrendered to the Corporation upon distribution to the holders of Series A, Series B, Series C, Series D and Series E Preferred Stock of all cash or other property to which they are entitled pursuant to Section 3 as a result of such transaction being treated as a liquidation, dissolution, or winding up under Section 3.4.

          6.5.8 Adjustment to Series C Conversion Price for Distributions to Holders of Common Stock. In the event that the Corporation shall distribute to the holders of its Common Stock (whether pursuant to a reclassification, merger or consolidation or otherwise) evidences of its indebtedness or assets (including cash, securities, intangible assets or other property), then the Series C Conversion Price shall be adjusted so that the number of shares of Common Stock into which a share of Series C Preferred Stock is convertible equals the number of shares of Common Stock determined as follows: multiply the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible at the then effective Series C Conversion Price by a fraction, the numerator of which shall be the Series C Conversion Price effective on the record date for determination of shareholders entitled to receive such distribution, and the denominator of which shall be such Series C Conversion Price less the fair market value of such property, as determined in good faith by the Board of Directors of the Corporation, distributed with respect to each share of Common Stock. Such adjustment to the Series C Conversion Price shall be made whenever any such distribution is made.

     6.6 No Impairment. The Corporation will not, by amendment of these Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

     6.7 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Applicable Conversion Prices pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustments or readjustments in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time from any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Applicable Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

     6.8 Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities (other than Preferred Stock) for the purposes of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     6.9 Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common

Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock. The Corporation shall not take any corporate action which would require an adjustment in the number of shares of Common Stock into which any share of Preferred Stock is convertible unless either (i) immediately after such corporate action is taken and the transactions contemplated thereby are consummated, the number of authorized and unissued shares of Common Stock would be sufficient to effect the conversion of all outstanding shares of Preferred Stock at the Applicable Conversion Prices then in effect, or (ii) concurrently with the taking of such corporate action, the Corporation shall take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized and unissued shares of Common Stock to such number as shall be sufficient to provide for such conversion.

          6.10 Taxes Upon Conversion of Series C Preferred Stock. The Corporation shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series C Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

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

                             RIDER TO ARTICLE VII
                             --------------------


                                  ARTICLE VII

          1. Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for any of the following:

               (a) any breach of the director's duty of loyalty to the Corporation or its shareholders;

               (b) any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

               (c) a violation of Section 551(1) of the Michigan Business Corporation Act, as amended (the "MBCA");

               (d) a transaction from which the director derived an improper personal benefit; or

               (e) an act or omission occurring before the date these Articles of Incorporation became effective in accordance with the pertinent provisions of the MBCA.

Any repeal, amendment or other modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or other modification.

          If the MBCA is amended, after this Article becomes effective, to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the MBCA as so amended.

          2. Control Share Acquisitions. Chapter 7B of the MBCA, known as the "Stacey, Bennett, and Randall shareholder equity act," does not apply to control share acquisitions of shares of the Corporation.

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